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                                                                      EXHIBIT 11


                       NANOPHASE TECHNOLOGIES CORPORATION

                STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)

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
                                                         THREE MONTHS ENDED MARCH 31,
                                                     ----------------------------------------
                                                            1999                  1998
                                                     -------------------   ------------------
HISTORICAL:
Weighted average common shares outstanding                 12,593,718           12,277,467
                                                     ===================   ==================

Net loss                                             $     (1,575,902)     $      (887,400)
                                                     ===================   ==================

Net loss per common share                            $          (0.13)     $         (0.07)
                                                     ===================   ==================
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